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                                     FORM OF
                             AMENDMENT NUMBER 12 TO
                         INVESTMENT MANAGEMENT AGREEMENT

      Pursuant to the Investment Management Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) ("HIFSCO") and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended (the "Agreement"), the following funds (the "Funds") are hereby included in the definition of Portfolio:

      -     The Hartford Select SmallCap Growth Fund

      -     The Hartford Retirement Income Fund

      -     The Hartford Target Retirement 2010 Fund

      -     The Hartford Target Retirement 2020 Fund

      -     The Hartford Target Retirement 2030 Fund

      All provisions in the Agreement shall apply to the management of the Funds, except as stated below.

      The advisory fees for the new portfolios shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the respective funds:

                                                NET ASSET VALUE       ANNUAL RATE
The Hartford Select SmallCap Growth Fund      First $500 million         1.05%
                                              Next $500 million          1.00%
                                              Over $1 Billion            0.95%

The Hartford Retirement Income Fund           First $500 million         0.20%
                                              Over $500 million          0.15%

The Hartford Target Retirement 2010 Fund      First $500 million         0.20%
                                              Over $500 million          0.15%

The Hartford Target Retirement 2020 Fund      First $500 million         0.20%
                                              Over $500 million          0.15%

The Hartford Target Retirement 2030 Fund      First $500 million         0.20%
                                              Over $500 million          0.15%

      This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of _______, 2005.

HARTFORD INVESTMENT FINANCIAL                   THE HARTFORD MUTUAL FUNDS, INC.
SERVICES, LLC

By: _______________________                     By: ____________________________
    David M. Znamierowski                           David M. Znamierowski
    Executive Vice President                        President